                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                ______________

                                  FORM 8-A/A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12 (b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               CYTYC CORPORATION
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


             Delaware                                         02-0407755
        ----------------------                            ------------------
        (State of incorporation                             (IRS Employer
         or organization)                                  Identification No.)


                    85 Swanson Road, Boxborough, MA  01719
--------------------------------------------------------------------------------
             (Address of principal executive offices)   (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                              Name of each exchange on which
to be so registered                              each class is to be registered
-------------------                              ------------------------------

    None                                                       N/A

       Securities to be registered pursuant to Section 12(g) of the Act:

                Series A Junior Preferred Stock Purchase Rights
                -----------------------------------------------
                               (Title of Class)

              Page 1 of 5 Pages  The exhibit index is on page 4.
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Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

          On June 22, 1998, the Board of Directors of Cytyc Corporation (the "Company") acted by unanimous written consent to adopt Amendment No. 1 to Rights Agreement, dated as of June 22, 1998, between the Company and BankBoston, N.A. as Rights Agent ("Amendment No. 1"), amending the Company's Rights Agreement dated as of August 27, 1997 between the Company and BankBoston, N.A. (the "Rights Agreement"), to delete the "continuing director" provision of the Rights Plan. The Rights were previously registered on Form 8-A on August 29, 1997. Except as amended by Amendment No. 1, the Rights Agreement remains unchanged and in full force and effect in accordance with its terms.

          A complete copy of Amendment No. 1 is attached hereto as Exhibit 1 and is incorporated herein by reference. A copy of the Rights Agreement is incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission via EDGAR on August 29, 1997.


Item 2.   Exhibits
          --------

   Exhibit No.      Exhibit
   -----------      -------
        1           Amendment No. 1 to Rights Agreement, dated as of June 22,
                    1998, between Cytyc Corporation and BankBoston, N.A., amending the Rights Agreement dated August 27, 1997 between
                    Cytyc Corporation and BankBoston, N.A.


                               Page 2 of 5 Pages
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                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      CYTYC CORPORATION


                                      By:  /s/ Patrick J. Sullivan
                                         --------------------------------
                                         Patrick J. Sullivan
                                         President and Chief Executive
                                         Officer

Dated:  December 17, 1998

                               Page 3 of 5 Pages

                                 EXHIBIT INDEX



   Exhibit No.      Exhibit
   -----------      -------
        1           Amendment No. 1 to Rights Agreement, dated as of June 22,
                    1998, between Cytyc Corporation and BankBoston, N.A., amending the Rights Agreement dated August 27, 1997 between
                    Cytyc Corporation and BankBoston, N.A.

                               Page 4 of 5 Pages